                                                                    EXHIBIT 99.1

[AFC LOGO]

                   AFC ENTERPRISES REPORTS FIRST QUARTER 2003
                          OPERATING PERFORMANCE RESULTS

       Company Provides Update on Key Measures and Other Business Matters
                       Credit Facility Extension Approved

June 2, 2003 (ATLANTA) - AFC Enterprises, Inc. (NASDAQ: AFCEE), the franchisor and operator of Popeyes(R) Chicken & Biscuits, Church's Chicken(TM), Cinnabon(R), Seattle's Best Coffee(R) and Torrefazione Italia(R) Coffee, today announced operating performance results for the first quarter ended April 20, 2003, in addition to reviewing performance results for period 5, which included the four weeks ended May 18, 2003. The Company also provided an update on other key business matters.

AFC will host a conference call and internet webcast (www.afce.com) with the investment community at 9:00 A.M. Eastern Time on Tuesday, June 3, 2003, to review its operating performance results for the first quarter and period 5 of 2003 and to provide an update on the overall business.

OVERALL PERFORMANCE

Domestic System-wide Comparable Store Sales
-------------------------------------------

The Company reported that blended domestic system-wide comparable store sales at its restaurants, bakeries and cafes were down (5.0) percent for the first quarter of 2003, compared to an increase of 2.3 percent for the first quarter of 2002. AFC reported a modest improvement in domestic system-wide comparable store sales for period 5 of 2003 as compared to the first quarter of 2003. The Company remains focused on developing solutions for its restaurants, bakeries and cafes to drive additional traffic and average check to offset broader economic challenges. Specific promotional and guest experience enhancements helped secure average check increases overall in the first quarter of 2003 versus the first quarter of 2002 with Church's up 1.5 percent, Cinnabon up 2.1 percent, Seattle Coffee Company up 2.5 percent, but with Popeyes down 0.3 percent.

Domestic system-wide comparable store sales by brand were as follows:

                                         Q1        Q1         P5        P5
   Domestic System-wide                 2002      2003       2002      2003
                                       ------    ------     ------    ------
   Comparable Store Sales
   ----------------------
   Popeyes                               4.2%    (4.5%)      2.5%     (3.4%)
   Church's                              1.0%    (5.0%)      2.8%     (5.9%)
   Cinnabon                            (4.2%)    (9.6%)      1.2%     (6.6%)
   Seattle Coffee Company              (2.6%)    (2.6%)     (2.0%)     0.9%
   Blended Domestic System-wide
   Comparable Store Sales               2.3%     (5.0%)      2.4%     (4.3%)

During 2003, AFC has implemented additional promotional and new product solutions to help improve comparable store sales trends. Recent strategies included:

- Popeyes launched Po'Boy sandwiches nationally in May, which included first-time national cable television advertising for the brand.

- Church's continued its national rollout of Shrimp Crunchers and its testing of the value-oriented thigh fillet meal.



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-        Cinnabon instituted an "Operation Capture Rate" program that focused on improving guest service, drawing traffic by offering daily product samplings and tracking guest satisfaction via new technology.

- Seattle's Best Coffee introduced an entirely new blended beverage line called JavaKula(TM), and added variety and exotic flavors to its beverage menu, including Cherry Noir. Torrefazione Italia Coffee offered Italian hand-painted Deruta ceramics as part of a coffee bean promotion.

Although AFC is not expecting an improved economic environment, the Company does believe these initiatives, along with other promotional and operational programs in the pipeline, will help improve comparable store sales in subsequent quarters of 2003. As a result, AFC remains comfortable with its previously projected full-year 2003 domestic comparable store sales of between (2)% - (3)%.

New System-wide Openings
------------------------

The AFC system opened 91 restaurants, bakeries and cafes during the first quarter of 2003, compared to 97 total system-wide openings in the first quarter of 2002. While Popeyes and Seattle Coffee Company's first quarter 2003 openings exceeded the first quarter of 2002, Church's and Cinnabon were lower than expected as franchisees took a more cautious stance with both brands having more sensitivity to a weaker economy. For Popeyes, 23 out of a total of 44 unit openings were in international markets including Korea, Mexico and Canada. Similarly, Seattle Coffee Company experienced new unit growth internationally with 15 new cafes in Japan, Korea and Germany.

                      Unit Openings
                      -------------

                       Q1       Q1      PS      PS
                      2002     2003    2002    2003
                      ----     ----    ----    ----
Popeyes                34       44      13      13
Church's               23       16       5       3
Cinnabon               23       10       3       5
Seattle Coffee Co.     17       21       5       3
Total Openings         97       91      26      24


                     Total Units
                     -----------

                      Q1       Q1      P5       P5
                     2002     2003    2002     2003
                     ----     ----    ----     ----
Popeyes              1,622    1,729   1,622   1,744
Church's             1,519    1,522   1,524   1,518
Cinnabon               565      613     566     614
Seattle Coffee Co.     190      252     195     255
Total Unit Count     3,896    4,116   3,907   4,131



On a system-wide basis, 42 units were closed during the first quarter of 2003 versus 56 in the first quarter of 2002. The improvement was led by Church's, which experienced no closings in its domestic franchise system versus 18 closings during the first quarter of 2002. Church's continued efforts to assist franchisees with operational improvements contributed to these results. Despite AFC's rather stable opening performance in the first quarter of 2003 and period 5, 2003, the Company has taken a more cautious outlook on new unit openings for the full year 2003. AFC projects 400-425 new unit openings in 2003 versus the 425-450 new unit openings previously projected in the Company's April 2, 2003 press release. This represents 275-300 net new units that will be added to the system in 2003 as approximately 125 unit closings traditionally occur due to a loss or expiration of lease rights and closing of under-performing units.

Commitments and Conversions
---------------------------

During the first quarter of 2003, AFC signed 57 new commitments for future development of franchised units globally, compared to 153 new commitments signed in the first quarter of 2002. This decline in commitments resulted, in part, from the fact that the Company has temporarily suspended certain domestic franchise sales-related activities, including the sale of new commitments and the sale of Company-owned units to franchisees (conversions), because it has not yet finalized its 2003

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franchise offering circulars or renewed its state franchise registrations, both of which require AFC's 2002 financial statements. In period 5, 2003, Church's recorded the largest gain in commitments as 60 commitments were signed with an international franchise development partner. New unit commitments by brand were as follows:

                 New                                    Q1        Q1        P5        P5
                 Commitments                           2002      2003      2002      2003
                 -----------                           ----      ----      ----      ----
                 Popeyes                                 80         44        58         2
                 Church's                                28          6         7        60
                 Cinnabon                                18          2        21         4
                 Seattle Coffee Co.                      27          5        10         0

                 Total New Commitments                  153         57        96        66
                 Total Outstanding Commitments        2,451      2,549     2,509     2,591

AFC will reengage in domestic franchise sales, including conversions, after the release of its 2002 financial statements, and after finalizing and filing its 2003 franchise offering circulars and renewing its franchise registrations. AFC now expects to sign approximately 750 new commitments for future development in 2003 versus the 900-1,000 new commitments that it previously projected. At the end of period 5, 2003, AFC had 2,591 outstanding commitments for future development.

Reviewing the operational performance of the company, President and Chief Operating Officer Dick Holbrook said, "AFC remains focused on identifying areas to drive performance despite some immediate challenges. The brands have experienced improvement in the overall business since the beginning of the year. We continue to aggressively seek opportunities for our franchise partners that offer long-term solutions for future growth, such as continued menu development strategies, assistance with site selection, restaurant reimaging, drive-thru enhancements and technology innovation in the units. "


KEY BUSINESS MATTERS

Financial Restatements Update
-----------------------------

AFC has substantially finalized its general ledger of accounts associated with the 2002 financial statements and the restated 2001 financial statements, aside from any items which may be affected by adjustments to the financial statements for 2000. The Company is in the process of accumulating financial data from 2000 and preparing all such materials so that its auditor, KPMG LLP, can proceed with the 2000 audit. To date, none of the 2002 and 2001 restatement adjustments have exceeded the ranges described in previous press releases.

Credit Facility
---------------

On May 30, 2003, AFC's lenders approved a second amendment to the Company's credit facility agreement allowing AFC additional time to complete its year-end audit and submit its financial statements to the lenders as well as related reports such as the annual budget and excess cash flow calculation and certification. The second amendment gives the Company until August 22, 2003, to file the appropriate documents. AFC also obtained lender approval for the sale of Seattle Coffee Company.


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Nasdaq Listing
--------------

The Company has requested that Nasdaq grant the Company an extension for the filing of its 2002 Annual Report Form 10-K and its quarterly report for the first quarter of 2003, pending completion of the restatements, and thus avoid delisting of AFC's stock due to the failure to file these reports on a timely basis. The Company will make a public announcement when Nasdaq issues a decision relating to this request.

Seattle Coffee Company Sale Transaction
---------------------------------------

On April 16, 2003, AFC announced the sale of the continental U.S. and Canadian operations of its Seattle Coffee Company subsidiary to Starbucks Corporation for $72 million in cash as part of AFC's efforts to sharpen its strategic focus and maximize shareholder value. The Company will retain the Seattle's Best Coffee franchise business in all current markets outside of North America. The parties are currently awaiting government approval of the transaction. AFC plans to use the proceeds from the sale for debt repayment and stock repurchase.

Share Repurchase
----------------

As previously stated, AFC has not repurchased additional shares of its common stock during 2003. AFC expects to continue its share repurchase program following the release of its financial statements. The Company currently has $22 million available for additional share repurchases and management will request an increase in the authorization amount from its board and lenders. There can be no assurance that AFC will be able to obtain the requested authorizations.

Productivity Initiative
-----------------------

On February 28, 2003, AFC announced the commencement of an in-depth productivity improvement initiative as part of its on-going effort to increase the efficiency and effectiveness of overhead spending. The original target for this effort was annual improvement of $6-12 million on a run-rate basis. AFC has recently completed the opportunity identification and approval phases and is now implementing the resulting initiatives.

Concluding Remarks
------------------

Commenting on the Company's key business matters, Chairman and CEO Frank Belatti said, "I am confident that we are taking the steps needed to properly position the Company. Such initiatives include the sale of Seattle Coffee Company, the implementation of the productivity initiative and the ongoing enrichment in senior talent, along with other business enhancers. While we are disappointed with the length of the restatement process, we greatly appreciate our credit facility lenders' confidence in AFC as we continue to move forward with completing the audit and restatement. Once finalized, we believe the Company will be better positioned to leverage our core business of franchising."

Upcoming Conference Participation
---------------------------------

AFC will be presenting at the Goldman Sachs Lodging, Gaming, Restaurants & Leisure Conference in New York on Wednesday, June 4, 2003 at 5:00 P.M. Eastern Time. The Company will specifically review AFC's productivity initiative, focusing on the rationale for the undertaking, the principles of the process and a summary of its expected impact on the business.

The Company will also be presenting at the CSFB Annual Retail, Apparel, Food/Drug, Restaurant and REIT Conference in New York on Monday, June 16, 2003 at 9:15 A.M. Eastern Time.

In July 2003, AFC will be participating in the CIBC Annual Consumer Growth Conference in Boston on Tuesday, July 8, 2003 at 2:20 P.M. Eastern Time.
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All interested parties are invited to listen to these presentations live on the
Company's website at www.afce.com. A replay of the web cast will be available on the site beginning at approximately one hour following the live discussion and will be available for 90 days following the conclusion of the conference.


CORPORATE PROFILE
-----------------

AFC Enterprises, Inc. is the franchisor and operator of 4,131 restaurants, bakeries and cafes as of May 18, 2003 in the United States, Puerto Rico and 32 foreign countries under the brand names Popeyes(R) Chicken & Biscuits, Church's Chicken(TM), Cinnabon(R), Seattle's Best Coffee(R) and Torrefazione Italia(R) Coffee. AFC's primary objective is to be the world's Franchisor of Choice(R) by offering investment opportunities in highly recognizable brands and exceptional franchisee support systems and services. AFC Enterprises had system-wide sales of approximately $2.7 billion in 2002 and can be found on the World Wide Web at www.afce.com.


KEY CONTACT INFORMATION:
------------------------

FELISE GLANTZ KISSELL, DIRECTOR INVESTOR RELATIONS & FINANCE
(770) 353-3086 OR FKISSELL@AFCE.COM


Forward-Looking Statement: Certain statements in this release, and other written or oral statements made by or on behalf of AFC or its brands are "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are the outcome of the ongoing audits and restatement of the our financial statements, the cost and availability of our principal food products, labor shortages or increased labor costs, our ability to franchise new units and expand our brands, our and our franchisees' ability to successfully operate existing units and open new units, changes in consumer preferences and demographic trends, competition, general economic, political and regulatory conditions and the risk factors detailed in our Annual Report on Form 10-K for the year ended December 30, 2001 and the other documents we file with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements, since those statements speak only as of the date they are made.



                                      -End-